Exhibit 99.1

AirJoule Technologies Announces Fourth Quarter and Full Year 2025 Results and Provides Business Update

AIRJ Achieves 2025 Objectives Across Technology Validation, Product Development, and Strategic Partnerships

Ronan, MT, March 30, 2026 – AirJoule Technologies Corporation (NASDAQ: AIRJ) (“AirJoule Technologies” or “AIRJ”), a leading platform technology that unleashes the power of water from air, today announced its fourth quarter and full year 2025 results and provided a business update on its progress toward commercialization.

“2025 was a year of systematic execution for AirJoule Technologies,” said Matt Jore, Chief Executive Officer of AirJoule Technologies. “Last year, we laid out five clear objectives for 2025: validate our technology in the field, advance our products toward commercial readiness, leverage our strategic partnerships, build a commercial pipeline, and ensure sufficient capitalization. We delivered on every one of those objectives. AirJouleTM systems completed field deployments across four geographies; we advanced the AirJoule Core system through multiple deployments which informed the design of our AirJoule Prime system; we expanded our partnerships with GE Vernova, the Net Zero Innovation Hub for Data Centers, the U.S. Army’s Engineer Research and Development Center (“ERDC”), and TenX Investment in Energy Enterprises & Management Co (“TenX Investment”); we developed a structured customer engagement process; and we strengthened our balance sheet to provide us with operational runway through 2027.”

“Looking ahead, 2026 is the year AirJoule transitions from development to deployment,” Jore continued. “We expect to launch our first commercial products and execute customer deployments across data center, industrial, and international markets. The growing urgency of water resilience, from drought-stricken communities in Texas to conflict-disrupted desalination infrastructure in the Middle East, is accelerating demand for exactly what AirJoule delivers: distributed water generation from the atmosphere that is independent of centralized infrastructure.”

Fourth Quarter and Full Year 2025 Highlights

Field Deployments and Technology Validation

•
Dubai Future Labs: AIRJ operated an AirJoule system at the Dubai Future Labs, a government-affiliated research facility in Dubai, from February to December 2025, showcasing AirJoule’s capabilities in real-world conditions to public and private sector customers from across the Middle East.
•
Hubbard, Texas Field Demonstration: In September 2025, AIRJ deployed an AirJoule Core system to Hubbard, TX to demonstrate AirJoule’s operations. The field deployment continued through December 2025, producing extensive operational data across diverse environmental conditions and validating AirJoule’s performance for industrial water generation applications.
•
Arizona State University: In December 2025, AIRJ delivered an AirJoule Core system to Arizona State University (“ASU”), one of the world’s premier research institutions in the field of atmospheric water harvesting. At ASU, the system is undergoing an independent academic evaluation led by Dr. Paul Westerhoff, a globally recognized expert in atmospheric water harvesting. The ASU collaboration is expected to generate valuable, peer-reviewed research data and provide independent validation of AirJoule’s performance in arid environments.
•
Red Dot Ranch - Pescadero, California: In December 2025, AIRJ announced a collaboration with the Red Dot Ranch Foundation to demonstrate AirJoule’s off-grid water generation capabilities for rural residential communities, expanding AirJoule’s applicability beyond industrial and commercial markets. The initial pilot deployment took place with an AirJoule Core system from January to February 2026.

Strategic Partnerships and Agreements

•
Net Zero Innovation Hub for Data Centers: In September 2025, AIRJ was selected as a winner of a technology competition seeking to improve energy and water sustainability for data centers. The Net Zero Innovation Hub’s founding members include Google,

Microsoft, Data4, Schneider Electric, Vertiv and Danfoss. In January 2026, AIRJ commenced its participation in the Net Zero Innovation Hub technology acceleration program in Denmark; it expects to deploy an AirJoule system at a data center facility in 2026, demonstrating AirJoule’s capabilities for leading data center operators.

•
Defense Contractor Agreement: In September 2025, AIRJ signed an agreement with a U.S. defense contractor to evaluate AirJoule’s energy-efficient dehumidification for anti-corrosion applications at military storage facilities. Corrosion costs the U.S. Department of Defense billions of dollars annually, and AirJoule can provide dehumidified air at a fraction of the cost of conventional industrial dehumidifiers.
•
U.S. Army Engineer Research and Development Center: In October 2025, AIRJ executed a Cooperative Research and Development Agreement with the U.S. Army ERDC, one of the world’s premier military research institutions. This collaboration is focused on integrating AirJoule’s waste-heat-to-water platform with tactical waste heat recovery systems to deliver resilient water supply solutions for forward-deployed military personnel.
•
TenX Investment Exclusive Distribution Agreement: In January 2026, AIRJ announced an exclusive distribution agreement with TenX Investment, providing AirJoule with market access and local expertise across six Gulf countries: the UAE, Oman, Qatar, Saudi Arabia, Bahrain and Kuwait. TenX Investment has been a partner since August 2024 and was instrumental in deploying and operating the AirJoule system in Dubai in 2025. Initial deployments in the Middle East are planned for late 2026, subject to regional conditions.

Product Development and Manufacturing

•
AirJoule Core: AIRJ made a deliberate decision in 2025 to focus its system builds on the AirJoule Core platform. Core is a two-chamber system, previously referred to as the A250 system, that serves as both a standalone commercial product for industrial dehumidification and a proof-of-value surrogate for the larger Prime water generator (previously referred to as the A1000 system). The learnings from multiple Core deployments throughout the year have directly informed the Prime design. AIRJ is finalizing the Core product design and preparing for third party certifications, with commercial launch expected in late 2026.
•
AirJoule Prime: AirJoule Prime is a larger system designed for industrial-scale water production using waste heat. The first Prime system is currently being assembled at AIRJ’s 45,000-square-foot manufacturing facility in Newark, Delaware. Once operational, it will serve as an outdoor showcase unit enabling customers to see the full-scale system operating in real-world conditions. AIRJ will provide updates on Prime commercial deployment timing as the build progresses and operational experience is gained.

Commercial Pipeline Development

•
Customer Engagement Cycle: AIRJ has developed a defined, repeatable customer engagement process advancing prospects through four stages: discovery and evaluation, proof of value, commercial structuring, and deployment and scale. AIRJ is actively engaged with customers across several industry verticals, including data centers, food and beverage, chemical manufacturing, residential development, and defense.
•
Water Purchase Agreements: Through customer conversations, AIRJ continues to see strong interest in Water Purchase Agreements (“WPAs”), where customers purchase water on a volumetric basis rather than purchasing capital equipment. Under a WPA, AirJoule owns, operates, and maintains the systems, and the customer pays for the water delivered. This model, analogous to Power Purchase Agreement structures in the energy sector, has the potential to accelerate customer adoption and create recurring revenue streams. Some customers are also exploring blended approaches combining WPAs with direct system sales.

Balance Sheet and Liquidity

•
Strengthened the Balance Sheet: AIRJ strengthened its balance sheet through a $15 million private placement financing in April 2025 anchored by GE Vernova and institutional investors.

•
Capital Contributions to Joint Venture: AirJoule Technologies contributed $17.8 million in capital to its 50/50 joint venture with GE Vernova, of which $5 million was contributed by GE Vernova through its equity investment in AirJoule Technologies.
•
Cash Position Provides Operational Runway: AIRJ ended 2025 with $21.8 million in cash on the balance sheet. Following the January 2026 registered equity offering with net proceeds of $22.1 million, AIRJ’s pro forma cash position was approximately $44 million. AirJoule Technologies has sufficient cash to fund its operations, the operations of its joint venture with GE Vernova, and planned commercial deployments through 2027.

2026 Outlook

AIRJ expects 2026 to be a transformational year as it transitions from development to commercial deployment. Key priorities include:

•
Product Launches: The Core system is expected to be the first commercial product, with launch anticipated in late 2026 following completion of third party certifications. The Prime system is under development and, once operational, will serve as a showcase for industrial-scale water generation customers.
•
Customer Deployments: AIRJ expects deployments at a European data center through its participation in the Net Zero Innovation Hub’s technology acceleration program. Additional deployments are expected in the Middle East through TenX Investment, as well as deployments with strategic customers in the manufacturing and residential development sectors.

Annual Report on Form 10-K

AirJoule Technologies’ consolidated financial statements and related footnotes are available in its Annual Report on Form 10-K for the year ended December 31, 2025, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on March 31, 2026.

Earnings Call Webcast

AirJoule Technologies will host a conference call to discuss fourth quarter and full year 2025 results at 8:30 AM ET on Tuesday, March 31, 2026. To access the live audio webcast of the conference call, please visit the AirJoule Technologies investor relations website at https://airjouletech.com/investors. To participate by phone, dial 877-407-6184.

An archived webcast will be available following the call.

About AirJoule Technologies Corporation

AirJoule Technologies Corporation (NASDAQ: AIRJ) is a leading platform technology that unleashes the power of water from air. Through its joint venture with GE Vernova and in partnership with Carrier Global Corporation, the Company is freeing the world of its water and energy constraints by delivering groundbreaking sorption technologies. For more information, visit https://airjouletech.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding AirJoule Technologies and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “may,” “should,” “will,” “expect,” “might,” “plan,” “anticipate,” “could,” “intend,” “target,” “goal,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “positioned,” “seek,” “would” or “continue” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, AirJoule Technologies expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release.

AirJoule Technologies cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond AirJoule Technologies’ control. These risks include, but are not limited to, our ability to implement business plans and forecasts, including the ability to develop, deploy and commercialize our technology and equipment, risks related to our arrangements with strategic partnerships and other third parties; the availability and cost of materials needed to develop, deploy and commercialize our technology and equipment, our status as an early stage company with limited operating history, and the other risks and uncertainties described in our SEC filings including the “Risk Factors” section of our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. AirJoule Technologies’ SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Trademark Protection

AirJoule Technologies’ name, logos and website name and address are trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this press release are listed without the applicable®, and SM symbols, but AirJoule Technologies will assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks.

AIRJOULE TECHNOLOGIES CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,
	2025	2024
Assets
Current assets
Cash, cash equivalents and restricted cash	$21,848,455	$28,021,748
Due from related party	1,212,514	2,820,129
Prepaid expenses and other current assets	750,648	613,754
Total current assets	23,811,617	31,455,631
Operating lease right-of-use asset	115,102	147,001
Property and equipment, net	24,544	16,373
Investment in AirJoule, LLC	316,657,273	338,178,633
Other assets	33,696	54,482
Total assets	$340,642,232	$369,852,120
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$163,107	$79,202
Other accrued expenses	2,066,218	1,720,318
Operating lease liability, current	34,437	30,227
True Up Shares liability	—	2,189,000
Total current liabilities	2,263,762	4,018,747
Earnout Shares liability	6,196,000	24,524,000
Subject Vesting Shares liability	1,180,000	7,819,000
Operating lease liability, non-current	89,564	124,002
Deferred tax liability	62,975,045	81,256,047
Total liabilities	72,704,371	117,741,796
Commitments and contingencies (Note 13)
Stockholders’ equity
Preferred stock, $0.0001 par value; 25,000,000 authorized shares issued and outstanding as of December 31, 2025 and December 31, 2024	$—	$—
Class A common stock, $0.0001 par value; 600,000,000 authorized shares and 61,207,295 and 55,928,661 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	6,121	5,593
Additional paid-in capital	78,444,477	53,577,270
Retained earnings	189,487,263	198,527,461
Total stockholders’ equity	267,937,861	252,110,324
Total liabilities and stockholders’ equity	$340,642,232	$369,852,120

AIRJOULE TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2025	2024
Cost and expenses:
General and administrative	$12,487,797	$9,042,150
Research and development	1,008,592	2,020,388
Sales and marketing	79,326	150,927
Transaction costs incurred in connection with business combination	—	54,693,103
Depreciation and amortization	9,837	6,517
Loss from operations	(13,585,552)	(65,913,085)
Other income (expense):
Interest income	997,687	932,371
Gain on contribution to AirJoule, LLC	—	333,500,000
Equity loss from investment in AirJoule, LLC	(39,271,360)	(5,321,367)
Change in fair value of Earnout Shares liability	18,328,000	29,197,000
Change in fair value of True Up Shares liability	106,106	(1,634,000)
Change in fair value of Subject Vesting Shares liability	6,639,000	3,973,000
Change in fair value of Equity Line Obligation liability	(538,076)	—
Gain on settlement of legal fees	—	2,207,445
Other income	2,995	10,245
Total other income (expense), net	(13,735,648)	362,864,694
Income (loss) before income taxes	(27,321,200)	296,951,609
Income tax benefit (expense)	18,281,002	(81,256,047)
Net income (loss)	$(9,040,198)	$215,695,562

Weighted average Class A common stock outstanding, basic	59,143,290	47,964,244
Basic net income (loss) per share, Class A common stock	$(0.15)	$4.15

Weighted average Class A common stock outstanding, diluted	59,143,290	49,461,753
Diluted net income (loss), per share, Class A common stock	$(0.15)	$4.03

Weighted average Class B common stock outstanding, basic and diluted	—	4,068,516
Basic net income per share, Class B common stock	$—	$4.15
Diluted net income per share, Class B common stock	$—	$4.03

AIRJOULE TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$(9,040,198)	$215,695,562
Adjustment to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	9,837	6,517
Deferred tax expense (benefit)	(18,281,002)	81,256,047
Amortization of operating lease right-of-use assets	31,900	29,282
Change in fair value of Earnout Shares liability	(18,328,000)	(29,197,000)
Change in fair value of True Up Shares liability	(106,106)	1,634,000
Change in fair value of Subject Vesting Shares liability	(6,639,000)	(3,973,000)
Change in fair value of Equity Line Obligation liability	240,134	—
Change in accrued royalties	(250,000)	—
Gain on contribution to AirJoule, LLC	—	(333,500,000)
Equity loss from investment in AirJoule, LLC	39,271,360	5,321,367
Non-cash transaction costs in connection with business combination	—	53,721,000
Gain on settlement of legal fees	—	(2,207,445)
Stock-based compensation	4,867,357	1,323,936
Changes in operating assets and liabilities:
Due from related party	2,102,623	(2,727,578)
Due to related party	—	(1,440,000)
Prepaid expenses and other assets	116,220	(166,888)
Operating lease liabilities	(30,227)	(22,054)
Accounts payable	19,131	(2,459,898)
Accrued expenses, accrued transaction costs and other liabilities	381,426	(7,555,294)
Net cash used in operating activities	(5,634,545)	(24,261,446)
Cash flows from investing activities
Purchases of property and equipment	(18,008)	(19,058)
Investment in AirJoule, LLC	(17,750,000)	(10,000,000)
Net cash used in investing activities	(17,768,008)	(10,019,058)
Cash flows from financing activities
Proceeds from the exercise of warrants	—	45,760
Proceeds from the exercise of options and purchases pursuant to employee stock purchase plan	140,887	130,696
Deferred offering costs	(103,508)	—
Proceeds from the PIPE offering, net	14,242,268	—
Proceeds from the issuance of common stock	—	61,750,000
Proceeds from the issuance of common stock pursuant to Equity Line Purchase Agreement	2,949,613	—
Net cash provided by financing activities	17,229,260	61,926,456
Net increase (decrease) in cash, cash equivalents and restricted cash	(6,173,293)	27,645,952
Cash, cash equivalents and restricted cash, beginning of period	28,021,748	375,796
Cash, cash equivalents and restricted cash, end of the period	$21,848,455	$28,021,748
Supplemental non-cash investing and financing activities:
Issuance of True Up Shares	$2,082,894	$—
Deferred offering costs included in accrued expenses and other current liabilities	$128,820	$—
Initial recognition of True Up Shares liability	$—	$555,000
Initial recognition of Subject Vesting Shares liability	$—	$11,792,000
Initial recognition of ROU asset and operating lease liability	$—	$172,649
Liabilities combined in recapitalization, net	$—	$8,680,477
Contribution to AirJoule, LLC of license to technology	$—	$333,500,000
Supplemental cash flow information:
Taxes paid	$—	$—

Contacts

Investor Relations & Media:

Tom Divine – Vice President, Investor Relations and Finance

investors@airjouletech.com